CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-183396 on Form N-2 of our report dated October 22, 2012, related to the statement of assets and liabilities of First Trust MLP and Energy Income Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
October 22, 2012